UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
Arizona (State or other jurisdiction of incorporation or organization)	86-0062700 (I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
(Former name, former address and former fiscal year, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.
On October 11, 2017, Tucson Electric Power Company (TEP) entered into a 20-year Tolling Power Purchase Agreement (Agreement) with Salt River Project Agricultural Improvement and Power District (SRP) to purchase and receive all 550 megawatts of capacity, energy, and ancillary services from Unit 2 of the natural gas-fired Gila River Power Station (Gila River).
Under the terms of the Agreement, TEP will pay a monthly demand charge consisting of (i) a fixed capacity charge of approximately $1.0 million per month for the first three years and approximately $1.5 million per month for the remaining contract term, and (ii) an operating fee to compensate SRP for the non-fuel costs of operating Gila River Unit 2. In addition, TEP will be required to pay for any capital improvements needed for the continued operation of the unit, and will be responsible for the purchase and supply of natural gas used to generate the energy received by TEP, as defined in the Agreement.
TEP’s obligations under the Agreement are contingent upon SRP's acquisition of Gila River Units 1 and 2. On October 11, 2017, SRP entered into an agreement to acquire Gila River Units 1 and 2 from CXA Sundevil Power I, Inc., and CXA Sundevil Power II, Inc. (collectively, Third Parties), respectively. The acquisition is expected to be completed by early 2018. If the acquisition is terminated for any reason, either TEP or SRP may terminate the Agreement without cost or penalty by providing written notice to the other party.
The Agreement also provides TEP with an option to purchase Gila River Unit 2 which may be exercised during the three-year period beginning on the date SRP completes the acquisition with the Third Parties. TEP's purchase option price for Gila River Unit 2 is dependent upon SRP's final purchase price and is expected to be approximately $165 million, subject to customary closing adjustments.
The Agreement qualifies as a capital lease which creates a direct financial obligation for purposes of Item 2.03 of Form 8-K. Upon SRP completing the acquisition with the Third Parties, TEP expects to record a capital lease obligation for the fair value of Gila River Unit 2, which is expected to be approximately $165 million.
Item 7.01 Regulation FD Disclosure.
On October 13, 2017, TEP issued a press release announcing that it had entered into the Agreement. A copy of such press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	TEP press release dated October 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: October 13, 2017	/s/ Frank P. Marino
Frank P. Marino
Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)